UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                   WASHINGTON, D.C. 20549

                          FORM 8-K

                            CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934


Date of Report (Date of earliest event reported):  December 1, 1999


                      PACER TECHNOLOGY
   (Exact name of registrant as specified in its charter)


     California            0-8864         77-0080305
(State or other jurisdiction(Commission (I.R.S. Employer
     of incorporation)     File Number) Identification No.)


9420 Santa Anita Avenue
Rancho Cucamonga, California 91730
(Address of principal executive offices)


(909) 987-0550
(Registrant's telephone number, including area code)


Not applicable.
(Former name or former address, if changed since last report.)




                                       The Index to Exhibits
                                               is on page 5.
                                                Page 1 of 9.


Item 5. Other Events

     Election of Directors.

     The 1999 Annual Meeting of Shareholders of Pacer Technology (the "Company") was held on November 16, 1999 (the "Annual Meeting"). The only matter submitted to a vote of the Company's shareholders at the Annual Meeting was the election of six directors for a term of one year. At the Annual Meeting the Company's Board of Directors nominated Carl Hathaway, W. T. Nightingale
III, John G. Hockin, II, and Larry K. Reynolds (the "Pacer Nominees") as its candidates for election to the Board. The Pacer Technology Shareholders Committee led by Geoffrey Tirman (the "Tirman Group") nominated the following six candidates for election to the Board: Geoffrey Tirman, D. John Merriman, James T. Munn, Howard J. Bloom, Allen D. Barnes and Claude M. Ballard (the "Tirman Group Nominees"). Under California law, the six nominees receiving the highest number of votes would be elected for a term of one year or until their successors are elected.

     On December 1, 1999, CT Corporation System ("CT"), the Inspector of Elections for the Annual Meeting, issued its report certifying the results of the election of directors (the "Election Report"). According to CT's Election
Report: (i) all four of the Pacer Nominees --Messrs. Hathaway, Nightingale, Hockin and Reynolds -- were elected to the Board, and (ii)two of the six Tirman Group Nominees -- Messrs. Tirman and Merriman -- were also elected to the Board.

     Holders of 11,575,602 shares of the Company's Common Stock, representing approximately 69% of the number of shares of Common Stock entitled to vote, were represented in person or by proxy at the Annual Meeting. Based on the CT's certified Election Report, the Pacer Nominees received votes from the holders of
7.0 million shares, or more than 61%, of the total number of shares voted in the election of directors; while the Tirman Group Nominees received votes from the holders of 4.3 million shares, or 37% of the shares voted in the election of directors.

     The Company issued a press release on December 2, 1999 announcing the results of the election of directors at the Annual Meeting, a copy of which is attached hereto as Exhibit 99.1.

     Resignations of Tirman and Merriman.
     ------------------------------------
     On December 2, 1999, the Company received written notices from Messrs. Tirman and Merriman that, despite their election to the Board at the Annual Meeting, tendering their resignations as directors of the Company effective immediately. The Company issued a press release on December 3, 1999 announcing those resignations, a copy of which is attached hereto as
Exhibit 99.2

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits

     (a)  Financial Statements.
          --------------------
          Not Applicable

     (b)  Pro Forma Financial Statements.
          ------------------------------
          Not Applicable

     (c)  Exhibits.
          --------
            99.1 Press Release Issued on December 2, 1999 announcing results of the election of Directors at the Annual Meeting of Shareholders

            99.2 Press Release Issued on December 3, 1999 announcing
                 resignations of Geoffrey Tirman and D. Jonathan Merriman from the Board of Directors

                         SIGNATURES


 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                           PACER TECHNOLOGY



Date:  December 9, 1999    By  /s/Laurence Huff
                               --------------------------------------
                                Laurence Huff, Chief Financial Officer

                   INDEX TO EXHIBITS

Exhibit No.                                               Sequential Page No.
------------                                              -------------------

 99.1     Press Release Issued on December 2, 1999
          announcing results of the election of Directors
          at the Annual Meeting of Shareholders                     6

 99.2     Press Release Issued on December 3, 1999 announcing
          resignations of Geoffrey Tirman and D. Jonathan
          Merriman from the Board of Directors                      8

                       Pacer Technology Nominees
                    Re-elected to Board of Directors

For Immediate Release                              Contact: Tom Nightingale
December 2, 1999                                    Chief Executive Officer
                                                    (909) 987-0550

     Rancho Cucamonga, CA - Pacer Technology, (NASDAQ: PTCH) announced today that, based upon the certified report of CT Corporation System, Inc., the Inspector of Elections for its recently held Annual Shareholders' Meeting, all four of the Board of Directors' Nominees, W. T. Nightingale III, Carl Hathaway, John G. Hockin, II and Larry K. Reynolds, were re-elected to the Board of Directors of Pacer.

     Two of the Tirman Committee Nominees, Geoffrey Tirman and John Merriman, were elected to the Board, as they ran unopposed for the remaining two positions on the Board and substantially all of the votes cast for the six Tirman Committee Nominees were cumulated and allocated by the Committee in favor of the election of Messrs. Tirman and Merriman to the Board.

     Pacer's Nominees received votes from holders of nearly 7.0 million shares, or more than 61% of the total number of shares voted at the meeting, and shares voted for the election of the Pacer Nominees by shareholders that are not members of Pacer's Board of Directors or Management Team represented 55% of the total number of shares voted at the meeting.

     By contrast, the Tirman Committee's Nominees received votes from the holders of 4.3 million shares, which represents or 37% of the total number of shares voted at the Meeting. It appears, however, that the votes received by the Tirman Nominees from shareholders that were not members of the Tirman Committee represented only 12% of the total number of shares actually voted, and only 8% of the total number of shares that were eligible to vote, at the Annual Meeting.

     Tom Nightingale, President and Chief Executive Officer of Pacer stated,

"On behalf of the Board of Directors, management and the other employees of Pacer, we want to thank our shareholders for their support. It is gratifying that our shareholders recognize the efforts of our team and support our strategic plan. We are committed to continuing our efforts to grow the Company and enhance value for all of our shareholders."

     The Tirman Committee challenged the vote count arrived at by CT Corporation, asserting that certain proxies submitted by banks and brokers, after the proxy submission deadline, should have been counted. CT Corporation rejected that challenge.

     However, even if those proxies had been counted, the result would have been unchanged, as the Pacer Nominees would have still have received nearly 60%, and the Tirman Committee Nominees would have received 40%, of the shares voted.


                         Exhibit 99.1
                         ------------

        Tirman and Merriman Resign from Board of Directors
                    of Pacer Technology

For Immediate Release                   Contact:Tom Nightingale
December 3, 1999                               Chief Executive Officer
                                               (909) 987-0550


    Rancho Cucamonga, CA - Pacer Technology (NASDAQ: PTCH) announced today that Geoffrey Tirmanand Jonathon Merriman, who were re-elected to Pacer's Board of Directors at the recent Shareholders Meeting, have unexpectedly tendered their resignations as Directors of Pacer, after having waged an unsuccessful proxy contest in which they sought, but failed, to unseat the other incumbent Directors.

    The Tirman and Merriman resignations came as a surprise to the Board, because, only yesterday after learning from the Inspector of election that all four of Pacer's Nominees had been reelected to the Board, Mr. Tirman sent a letter to Larry Reynolds, another director of Pacer, in which Mr. Tirman made the following statement:

    "For the record, my intent is to continue working in good faith with the other members of the board of Pacer to enhance shareholder value. I will continue my practice of placing the shareholder's interest first and foremost. I look forward to amiably participating in any and all board meetings so duly noticed and do not seek to air any differences we might have in a public forum."

    Mr. Reynolds, on behalf of Pacer's Board of Directors, stated that "We find the actions of Tirman and Merriman in resigning from the Board incongruous and hard to understand in light of Tirman's statement that he intended 'to place the interests of the shareholders first'. Just yesterday evening, Tirman chose to cumulate all of the votes received by the Tirman Committee Nominees to assure his election and the election of Merriman to the Board, at the very same time they intended to resign those positions. By doing so, Tirman and Merriman have effectively denied two of the other four Tirman Committee Nominees, including

Messrs. Munn and Bloom, the opportunity to be elected to the Board. In short, by cumulating all of the votes for themselves and then immediately resigning, Tirman and Merriman have disenfranchised shareholders owning 4.3 million Pacer shares who had voted to support the Tirman Committee Nominees."

     "What is additionally hard to understand is why Tirman initiated his proxy contest, that caused Pacer to incur expenses exceeding $150,000, when it appears that he had no intention of remaining on the Board if he lost the contest."

                               EXHIBIT 99.2
                               ------------
                                                                      Page 9